Exhibit 32.1


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to section 906 of the Sarbanes-Oxkly Act of 2002 (18 U.S.C. ss. 1350)

Pursuant to section 906 of the Sarbanes-Oxkly Act of 2002 (18 U.S.C. ss. 1350), the undersigned, Edward C. Levine, President and Chief Executive Officer, of OCG Technology, Inc., a Delaware corporation, (the "Company"), does hereby certify, to his knowledge, that :

The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: October 13, 2004                        /s/ EDWARD C. LEVINE
                                               ---------------------------------
                                               Edward C. Levine,
                                               President/Chief Financial Officer